Exhibit 23.2

4397 South Albright Drive, Salt Lake City, Utah 84124
(801) 277-2763 Phone • (801) 277-6509 Fax

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-3MEF for LiqTech International, Inc. dated May 21, 2019 of our report dated March 23, 2018, relating to the December 31, 2017 financial statements of LiqTech International, Inc., which is incorporated by reference. We also consent to the reference to us under the heading "Experts".

/s/ Gregory & Associates, LLC

GREGORY & ASSOCIATES, LLC

Salt Lake City, Utah

May 21, 2019